EXHIBIT 99.1

    Lattice Semiconductor Reports Third Quarter Financial Results

    HILLSBORO, Ore.--(BUSINESS WIRE)--Oct. 21, 2004--Lattice Semiconductor Corporation (NASDAQ:LSCC) today announced financial results for the third quarter ended September 2004.
    Revenue for the third quarter was $57.3 million, a decrease of six percent from last quarter's revenue of $60.9 million, but up 33 percent from the $43.0 million (restated) in revenue reported for the same quarter a year ago.
    Quarterly revenue from PLD products was $46.0 million, or 80 percent of total revenue, and declined eight percent sequentially. Quarterly revenue from FPGA products was $11.3 million, or 20 percent of total revenue, and grew one percent sequentially. Quarterly revenue from New products, now 21 percent of total revenue, grew 22 percent sequentially and nearly doubled on a year over year basis
    Net loss for the third quarter was $6.3 million ($0.06 per share). This loss includes a $5.8 million charge for amortization of intangible assets. Excluding this charge, loss for the quarter was $0.5 million ($0.00 per share). This non-cash amortization charge has been highlighted as these charges are currently expected to be substantially eliminated in 2008. The Company believes exclusion of these charges more closely approximate its cash earnings performance. A reconciliation of non-GAAP income to GAAP loss accompanies the financial tables in this earnings release.
    The business continues to generate significant cash from operations despite the GAAP losses. Last quarter the Company generated approximately $7 million in cash from operations, which makes the year to-date operating cash flow approximately $26 million.
    "As expected, third quarter revenue declined as the semiconductor industry experienced a summer slowdown," stated Cyrus Y. Tsui, Chairman and Chief Executive Officer. "Unfortunately, we have yet to see an acceleration of orders in the current quarter and it now appears that general industry conditions have deteriorated when compared to the first half of 2004."
    "On a positive note, last quarter we executed superbly on the roll-out of our recently announced LatticeEC(TM) and LatticeECP-DSP(TM) new FPGA families", continued Tsui. "We have released the initial two devices to volume production, secured our first design-ins and made our first customer shipments. This quarter we are on track to sample the remaining 10 devices, which when accomplished, will mark the fastest roll-out of a major new product family in our corporate history. Additionally, these innovative devices offer several unique features, previously unavailable from competitive low-cost, high-volume FPGAs. They are the only low-cost FPGAs to support 400 Mbps DDR memory interfaces, the only devices to provide a high performance, flexible DSP block and the only FPGA families to support industry standard, low-cost, boot PROMs. At this early stage, we are pleased with the initial market reception and are optimistic about the market potential for these new FPGA families."

    Business Outlook -- December 2004 Quarter:

    -- Due to subdued industry conditions, quarterly revenue is expected to decline to between $51 and $53 million;

    --  Gross margin percentage is expected to be approximately flat;

    -- Total operating expenses are expected to be approximately flat;

    -- Intangible asset amortization is expected to be approximately $5.8 million; and

    --  Other Income is expected to be approximately $1 million.

    On October 22, 2004, Lattice will hold a telephone conference call at 5:30 a.m. (Pacific time) with financial analysts. Investors may listen to our conference call live via the web at www.lscc.com. Replays of the call will also be available at www.lscc.com. On December 16, 2004, we plan to publish a "Business Update Statement" on our website. Our financial guidance will be limited to the comments on our public quarterly earnings call and these public business outlook statements. Additionally, during the December 2004 quarter, Lattice plans to participate in investor conferences sponsored by the American Electronics Association and Wells Fargo. Specific presentation dates and times are posted on our website at www.lscc.com.

    The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws including statements about future quarterly financial results, revenues, customers, product offerings and the Company's ability to compete. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including the possibility that further accounting adjustments may be required and the effectiveness of changes to the Company's internal controls, as well as overall semiconductor market conditions, market acceptance and demand for the Company's new products, the Company's dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, and technological and product development risks. The Company does not intend to update or revise any forward looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    Lattice Semiconductor Corporation, the inventor of in-system programmable (ISP(TM)) logic products, designs, develops and markets the broadest range of Field Programmable Gate Arrays (FPGA), Field Programmable System Chips (FPSCs) and high-performance ISP Programmable Logic Devices (PLDs), including Complex Programmable Logic Devices (CPLD), Programmable Analog Components (PAC), and Programmable Digital Interconnect (GDX). Lattice also offers industry leading SERDES products. Lattice offers total solutions for today's system designs by delivering the most innovative programmable silicon products that embody leading-edge system expertise.
    Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in the communications, computing, industrial and military end markets. Company headquarters are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124 USA. For more information access our web site at www.latticesemi.com.

    Lattice Semiconductor Corporation, L (& design), Lattice (& design) ISP and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.


                   Lattice Semiconductor Corporation
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                             (unaudited)

                       Three months ended          Nine months ended
                 ------------------------------- ---------------------
                 Sept. 30, June. 30,  Sept. 30,  Sept. 30,  Sept. 30,
  Description       2004      2004       2003       2004       2003
---------------- --------- ---------- --------------------- ----------
Revenue          $ 57,281  $  60,939  $  43,033  $ 177,291  $ 156,905

Costs and
 expenses:
   Costs of
    products
    sold           24,848     26,232     19,431     75,799     65,452
   Research and
    development    23,213     22,599     21,173     68,071     64,707
   Selling,
    general and
    adminis-
    trative        13,630     14,069     12,114     40,786     37,211
   Amortization
    of
    intangible
    assets
    (1)(2)          5,785     17,051     18,665     41,490     58,466
                  --------  ---------  ---------  ---------  ---------
     Total costs
      and
      expenses     67,476     79,951     71,383    226,146    225,836
                  --------  ---------  ---------  ---------  ---------
Loss from
 operations       (10,195)   (19,012)   (28,350)   (48,855)   (68,931)

Other income
 (expense), net     3,989      3,136     (3,611)    10,232     (3,485)
                  --------  ---------  ---------  ---------  ---------
  Loss before
   provision for
   income taxes    (6,206)   (15,876)   (31,961)   (38,623)   (72,416)
Provision
 (benefit) for
 income taxes         118        100     (3,300)       218     (5,854)
                  --------  ---------  ---------  ---------  ---------
Net loss          ($6,324)  ($15,976)  ($28,661)  ($38,841)  ($66,562)
                  ========  =========  =========  =========  =========
Basic net loss
 per share         ($0.06)    ($0.14)    ($0.26)    ($0.34)    ($0.60)
                  ========  =========  =========  =========  =========
Diluted net loss
 per share         ($0.06)    ($0.14)    ($0.26)    ($0.34)    ($0.60)
                  ========  =========  =========  =========  =========
Shares used in
 per share
 calculations:
    Basic         113,181    112,812    111,840    112,871    111,615
                  ========  =========  =========  =========  =========
    Diluted (3)   113,181    112,812    111,840    112,871    111,615
                  ========  =========  =========  =========  =========

Notes:

(1) Intangible assets subject to amortization aggregate $46.0 million, net, at September 30, 2004 and relate to the acquisition of Cerdelinx Technologies, Inc. on August 26, 2002, the acquisition of the FPGA business of Agere Systems, Inc. on January 18, 2002 and the acquisition of Integrated Intellectual Property Inc. on March 16, 2001. These intangible assets are amortized to expense generally over three to seven years on a straight-line basis.

(2) Includes $0.7 million, $1.3 million and $0.8 million of deferred stock compensation expense for the quarters ended September 30, 2004, June 30, 2004, September 30, 2003, respectively, attributable to Research and Development activities. Includes $2.8 million, and $4.9 million of deferred stock compensation expense for the nine-month periods ended September 30, 2004, and September 30, 2003, respectively, attributable to Research and Development activities.

(3) For all periods presented, the computation of diluted net loss per share excludes the effect of stock options and our convertible notes as they are antidilutive.


                  Lattice Semiconductor Corporation
                      Consolidated Balance Sheet
                            (in thousands)
                             (unaudited)

                                                   Sept. 30, Dec. 31,
                   Description                         2004      2003
--------------------------------------------------  --------  --------
                      Assets
Current assets:
   Cash and short-term investments                 $319,398  $277,750
   Accounts receivable, net                          27,001    26,796
   Inventories                                       39,099    46,630
   Other current assets                              47,743    51,537
                                                    --------  --------
            Total current assets                    433,241   402,713

Property and equipment, net                          49,002    53,800
Foundry investments, advances and other assets       74,225    86,883
Goodwill and other intangible assets, net (1)       269,528   308,232
                                                    --------  --------
                                                   $825,996  $851,628
                                                    ========  ========

       Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable and other accrued liabilities  $ 61,573  $ 28,500
   Deferred income on sales to distributors          16,040    10,564
   Income taxes payable                                  41        37
                                                    --------  --------
            Total current liabilities                77,654    39,101

Zero Coupon Convertible notes due in 2010           169,000   184,000
Other long-term liabilities                          27,056    22,415
                                                    --------  --------
                                                    196,056   206,415

Stockholders' equity                                552,286   606,112
                                                    --------  --------
                                                   $825,996  $851,628
                                                    ========  ========
Note:

(1) At September 30, 2004, includes approximately $223.6 million in Goodwill and $46.0 million of other intangible assets, net, related to previous acquisitions. The other intangible assets will be amortized to expense generally over three to seven years. Goodwill is not amortized effective with the March 2002 quarter.


Appendix 1
                     Lattice Semiconductor Corporation
        Consolidated Operations Information- Non-GAAP Basis (1)
                   (in thousands, except per share data)
                             (unaudited)

                         Three months ended         Nine months ended
                    -----------------------------  -------------------
                    Sept. 30, June 30,  Sept. 30,  Sept. 30, Sept. 30,
    Description        2004      2004      2003       2004      2003
------------------- --------- --------- ---------  --------- ---------
Revenue             $ 57,281  $ 60,939  $ 43,033   $177,291  $156,905
Costs and expenses:
   Costs of
    products sold     24,848    26,232    19,431     75,799    65,452
   Research and
    development       23,213    22,599    21,173     68,071    64,707
   Selling, general
    and
    administrative    13,630    14,069    12,114     40,786    37,211
                     --------  --------  --------   --------  --------
       Total costs
        and
        expenses      61,691    62,900    52,718    184,656   167,370
                     --------  --------  --------   --------  --------
Loss from
 operations           (4,410)   (1,961)   (9,685)    (7,365)  (10,465)
Other income
 (expense), net        3,989     3,136    (3,611)    10,232    (3,485)
                     --------  --------  --------   --------  --------
Income (loss)
 before provision
 (benefit) for
 income taxes           (421)    1,175   (13,296)     2,867   (13,950)
Provision (benefit)
 for income taxes        118       100    (3,300)       218    (5,854)
                     --------  --------  --------   --------  --------
Non-GAAP earnings      ($539) $  1,075   ($9,996)  $  2,649   ($8,096)
                     ========  ========  ========   ========  ========
Diluted Non-GAAP
 earnings per share
 (2)                  ($0.00) $   0.01    ($0.09)  $   0.02    ($0.07)
                     ========  ========  ========   ========  ========
Shares used in
 calculations        113,181   114,125   111,840    114,222   111,615
                     ========  ========  ========   ========  ========
Notes:

(1) This table presents operating information which is consistent with the information reported by First Call, Reuters and Zacks for Lattice Semiconductor Corporation. A reconciliation to GAAP on a per share basis is attached as Appendix 2.

(2) For the three months ended June 30, 2004, and for the nine months ended September 30, 2004 , the computation of diluted Non-GAAP earnings includes the effect of stock options but excludes the effect of our convertible notes as they are antidilutive. For the three months ended September 30, 2004 and September 30, 2003, and for the nine months ended September 30, 2003, the computation of diluted Non- GAAP loss excludes the effect of both stock options and the effect of our convertible notes as they are antidilutive.


Appendix 2
                  Lattice Semiconductor Corporation
                 Non-GAAP Earnings Reconciliation (1)
                             (unaudited)

                           Three months ended       Nine months ended
                      ---------------------------- -------------------
                      Sept. 30, June 30, Sept. 30, Sept. 30, Sept. 30,
     Description         2004     2004      2003      2004      2003
------------------------------- -------- --------- --------- ---------
Net loss                ($0.06)  ($0.14)   ($0.26)   ($0.34)   ($0.60)

Add:
Amortization of
 intangible assets       $0.06    $0.15     $0.17     $0.36   $  0.53
                      --------- -------- --------- ---------   -------
Non-GAAP income (loss)   $0.00    $0.01    ($0.09)    $0.02    ($0.07)
                      ========= ========   ======= =========   =======
Notes:

(1) This table reconciles net loss to non-GAAP information, which is presented in Appendix 1, on a per-share basis.


Appendix 3
                  LATTICE SEMICONDUCTOR CORPORATION
           - Supplemental Historic Financial Information -
                              (Q3 2004)

Operations Information                        Q304     Q204     Q303
                                           -------- -------- ---------
  Percent of Revenue
                              Gross Margin    56.6%    57.0%     54.8%
                               R&D Expense    40.5%    37.1%     49.2%
                              SG&A Expense    23.8%    23.1%     28.2%
                            Operating Loss   -17.8%   -31.2%    -65.9%
                 Operating Loss (Non-GAAP)    -7.7%    -3.2%    -22.5%

  Depreciation Expense ($000)                4,185    4,366     4,658
  Capital Expenditures ($000)                1,361    4,774     2,300

Balance Sheet Information
  Current Ratio                                5.6      9.8       8.3
  A/R Days Revenue Outstanding                  43       43        57
  Inventory Months                             4.7      4.6       7.5

Revenue % (by Product Family)
  FPGA                                          20%      18%       21%
  PLD                                           80%      82%       79%

Revenue % (by Product Classification(a))
  New                                           21%      16%       15%
  Mainstream                                    43%      43%       52%
  Mature                                        36%      41%       33%

Revenue % (by Geography)
  Americas                                      31%      30%       32%
  Europe (incl. Africa)                         22%      23%       21%
  Asia (incl. ROW)                              47%      47%       47%

Revenue % (by End Market)
  Communications                                50%      51%       49%
  Computing                                     20%      17%       22%
  Other                                         30%      32%       29%

Revenue % (by Channel)
  Direct                                        62%      63%       67%
  Distribution                                  38%      37%       33%

(a) Product Classification:
------------------------------------------
New: FPSC, XPLD, XPGA, GDX2, ORCA 4, ispMACH 4000, ispMACH 4000 Z, ispPAC-PWR

Mainstream: ORCA 3, GDX/V, ispMACH L/V, ispLSI 2000V, ispLSI 5000V, ispLSI 8000V, ispMACH 5000VG, and Other

Mature: ORCA 2, All 5-Volt CPLDs, All SPLDs

    CONTACT: Lattice Semiconductor Corporation
             Roddy Sloss, 503-268-8000